Exhibit 99.1

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Sun Communities, Inc. Appoints Jerry Ehlinger and Craig Leupold to Board of Directors

Enters Into Cooperation Agreement with Land & Buildings

Your publication date and time will appear here.	| Source: Sun Communities, Inc.

Southfield, MI, Feb. 16, 2024 (GLOBE NEWSWIRE) — Sun Communities, Inc. (NYSE: SUI) (the “Company” and “Sun”) announced today that Jerry Ehlinger and Craig A. Leupold have joined the Company’s Board of Directors (the “Board”), effective immediately.

Gary Shiffman, Chairman, President and Chief Executive Officer, commented, “We welcome Jerry and Craig to the Board and appreciate the collaborative engagement we have had with Land & Buildings, a Sun Communities shareholder. Jerry has a decades-long REIT pedigree and Craig brings new perspectives in real estate investment management. These appointments are another step in refreshing our Board, ensuring we have fresh perspectives and the right mix of skills to guide Sun Communities’ future growth and success for the benefit of all shareholders.”

In addition, the Board has established a Capital Allocation Committee to review the Company’s use and investment of capital and make recommendations to the full Board. The Committee will be comprised of Mr. Leupold and two other directors to be named.

“We appreciate our constructive engagement with the Sun Communities Board and management team,” said Jonathan Litt, Founder & CIO, Land & Buildings Investment Management LLC. “We are confident that the refreshed Board is well positioned to help the Company realize its significant potential and maximize value for all shareholders.”

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In connection with these changes to the Board, the Company has entered into a cooperation agreement with Land & Buildings, under which Land & Buildings will vote its shares in favor of all of the Board’s director nominees at the 2024 Annual Meeting of Stockholders. Under the cooperation agreement, Land & Buildings has agreed to customary standstill, voting and other provisions. The full agreement between Sun Communities and L&B will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

About Jerry Ehlinger

Mr. Ehlinger brings over 25 years of industry experience to the Board. Most recently he served as Global Head and CIO of Public Securities at Heitman Real Estate Investment Management, responsible for all aspects of Heitman’s global public securities business and was a Member of Heitman’s Firmwide Global Management Committee. Prior to that, he was Head of U.S. Public Securities at Heitman, responsible for the operations of the U.S. REIT business. Previously, Mr. Ehlinger served as the Head of Real Estate Securities, Americas and US Portfolio Manager for RREEF, responsible for overseeing all areas of RREEF’s REIT investment management business in the U.S. Prior to his time at RREEF, he was a U.S. Portfolio Manager and Analyst in public real estate securities at Heitman and also served in various REIT research and investment management roles at Morgan Stanley Dean Witter.

He completed his undergraduate studies at University of Wisconsin — Whitewater and received a Master of Science in Finance, Investment, and Banking from the University of Wisconsin — Madison. Mr. Ehlinger is a Chartered Financial Analyst.

About Craig Leupold

Mr. Leupold brings over 30 years of industry experience to the Board, and is currently the CEO of GSI Capital Advisors, an investment manager with expertise in publicly traded real estate securities, based in Newport Beach, CA. Prior to that, Leupold spent 27 years at Green Street Advisors, the last twelve of which as the firm’s CEO, guiding its strategic direction and overseeing its client relationships and interactions.

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Mr. Leupold previously served on the Board of Directors of American Campus Communities Inc., the largest developer, owner and manager of student housing communities in the United States, until the sale of the company to Blackstone. He completed his undergraduate studies at the University of California - San Diego, and received his Masters of Business Administration in Finance and Real Estate at Columbia University.

About Sun Communities, Inc.

Sun Communities, Inc. is a REIT that, as of September 30, 2023, owned, operated, or had an interest in a portfolio of 670 developed MH, RV and Marina properties comprising approximately 180,170 developed sites and approximately 48,030 wet slips and dry storage spaces in the United States, the United Kingdom and Canada.

Forward Looking Statements:

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include risks related to natural disasters, such as hurricanes, earthquakes, floods, droughts and wildfires; existing or potential supply chain disruptions; outbreaks of disease and related restrictions on business operations; national, regional and local economic climates; wars and other international conflicts; difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully; the ability to

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maintain rental rates and occupancy levels; competitive market forces; the performance of recent acquisitions; changes in market rates of interest; changes in foreign currency exchange rates; the ability of purchasers of manufactured homes and boats to obtain financing; and the level of repossessions by manufactured home and boat lenders. Further details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

For Further Information at the Company:

Fernando Castro-Caratini

Chief Financial Officer

(248) 208-2500

www.suncommunities.com

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